    As filed with the Securities and Exchange Commission on June 9, 1997.
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ____________________________________
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ____________________________________
                          REPUBLIC GROUP INCORPORATED
           (Exact name of registrant as specified in its charter)

          DELAWARE                                  75-1155922
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                  Identification Number)
                              811 EAST 30TH AVENUE
                         HUTCHINSON, KANSAS  67502-4341
              (Address of Principal Executive Offices) (Zip Code)
                               __________________

          REPUBLIC GROUP INCORPORATED EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plan)

                                  PHIL SIMPSON
                      CHAIRMAN OF THE BOARD, PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                          REPUBLIC GROUP INCORPORATED
                              811 EAST 30TH AVENUE
                         HUTCHINSON, KANSAS  67502-4341
                                 (316)727-2700

 (Name and address, including zip code, and telephone number, including area code, of agent for service)
                _____________________________________________
                                    Copy to:
                             BRYAN E. BISHOP, ESQ.
                           LOCKE PURNELL RAIN HARRELL
                          (A PROFESSIONAL CORPORATION)
                          2200 ROSS AVENUE, SUITE 2200
                              DALLAS, TEXAS  75201
                                 (214) 740-8000

                        CALCULATION OF REGISTRATION FEE
================================================================================

    Title of Securities         Amount to be         Proposed Maximum          Proposed Maximum             Amount of
     to be Registered            Registered         Offering Price per        Aggregate Offering        Registration Fee
                                                           Share                    Price
------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par        150,000 shares         $ 16.625(1)              $2,493,750(1)            $755.68(1)
value (2)(3)

================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. This fee was calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Common Stock of the Company reported on the New York Stock Exchange on June 2, 1997.

(2) Includes associated Rights to purchase Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing Common Stock, and will be transferred with and only with Common Stock.

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers shares of Common Stock of the Company issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with provisions of Rule 428 under the Securities Act of 1933 (the "Securities Act") and the introductory Note to Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1).

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by Republic Group Incorporated (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof commencing on the respective dates on which such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (1)     Annual Report on Form 10-K for the year ended June 30, 1996;

         (2) Quarterly Reports on Form 10-Q for the quarters ended December 31 and September 30, 1996, and March 31, 1997;

         (3)     Current Report on Form 8-K filed November 22, 1996;

         (4) Description of the Common Stock in Item 1 of Form 8-A dated October 24, 1984;

         (5) Summary Description of Rights to purchase Common Stock in Item 1 of Form 8-A/A dated November 22, 1996; and

         (6)     Republic Group Incorporated Employee Stock Purchase Plan.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify its directors, officers, employees and agents and to purchase insurance, with respect to liability arising out of their capacity or status as directors, officers, employees and agents. Section 145 further provides that the indemnification provided therein shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents of a corporation may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         Article Tenth of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a credit against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Company, except in relation to matters as to which any such director or officer or former director or officer shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

         Article VI of the Company's Amended and Restated Bylaws (the "Bylaws") provides for indemnification of the Company's directors, officers, employees and agents in certain circumstances and sets forth certain procedures for such indemnification. Article VI of the Company's Bylaws, which are filed as
Exhibit 4.2 to this Registration Statement, is incorporated herein by reference.

         The Company has a directors and officers insurance policy insuring directors and officers and former directors and officers of the Company and its subsidiaries against damages, judgments, settlements and costs that any such persons may become legally obligated to pay on account of claims made against them, for any error, misstatement or misleading statement, act or omission, or neglect or breach of duty committed, attempted or allegedly committed or attempted by such persons in the discharge of their duties to the Company in their capacities as directors or officers, or any matter claimed against them solely by reason of their serving in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         4.1 Second Restated Certificate of Incorporation of the Company (incorporated by reference to exhibit 3(a) to the Company's Quarterly Report on Form 10-Q, dated November 13, 1996).

         4.2 Amended and restated Bylaws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q, dated November 13, 1996).

         4.3 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company's registration Statement on Form 8-A, dated October 25, 1984, SEC File No. 1-7210).

         4.4 Amended and Restated Rights Agreement between the Company and UMB Bank, N.A. as Rights Agent (incorporated by reference to
                 Exhibit 4 to the Company's Current Report on Form 8-K, dated November 22, 1996).

         4.5 Description of Rights to Purchase Common Stock (incorporated by reference to Item 1 to the Company's Registration Statement on Form 8-A/A, dated November 22, 1996).

         4.6     Republic Group Incorporated Employee Stock Purchase Plan.

         5.1     Opinion of Locke Purnell Rain Harrell (A Professional
                 Corporation).

         23.1    Consent of Arthur Andersen LLP.

         23.2 Consent of Locke Purnell Rain Harrell (A Professional Corporation) (included in Exhibit 5.1).

         24.1    Powers of Attorney (included on signature pages).

ITEM 9.  UNDERTAKINGS.

         The Company herein undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or
                 Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
                 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Phil Simpson and Stephen L. Gagnon, each of them or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents and each of them or any of them, full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hutchinson, State of Kansas on June 9, 1997.

                                       REPUBLIC GROUP INCORPORATED



                                       By:/s/ PHIL SIMPSON
                                          -------------------------------------
                                       Name: Phil Simpson
                                            -----------------------------------
                                       Title: Chairman, President and Chief
                                              Executive Officer
                                             ----------------------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURES                                 TITLE                                        DATE
          ----------                                 -----                                        ----
 /s/ PHIL SIMPSON                   Chairman of the Board, President and Chief               June 6, 1997
 --------------------------------
 Phil Simpson                       Executive Officer and Director (principal
                                    executive officer)

 /s/ STEPHEN L. GAGNON              Executive Vice President and Director                    June 6, 1997
 --------------------------------
 Stephen L. Gagnon

 /s/ DOYLE R. RAMSEY                Vice President and Chief Financial Officer               June 6, 1997
 --------------------------------
 Doyle R. Ramsey                    (principal financial and accounting officer)

 /s/ BERT A. NELSON                 Director                                                 June 6, 1997
 --------------------------------
 Bert A. Nelson
                                    Director                                                        , 1997
 --------------------------------                                                            ------
 Talbot Rain

 /s/ GERALD L. RAY                  Director                                                 June 6, 1997
 --------------------------------
 Gerald L. Ray

 /s/ ROBERT F. SEXTON               Director                                                 June 6, 1997
 --------------------------------
 Robert F. Sexton

 /s/ DAVID P. SIMPSON               Director                                                 June 6, 1997
 --------------------------------
 David P. Simpson

 /s/ L.L. WALLACE                   Director                                                 June 6, 1997
 --------------------------------
 L.L. Wallace

 /s/ DAVID B. YARBROUGH             Director                                                 June 6, 1997
 --------------------------------
 David B. Yarbrough

                               INDEX TO EXHIBITS




         EXHIBIT
          NUMBER          EXHIBIT
         -------          -------
         4.1     Second Restated Certificate of Incorporation of the Company (incorporated by reference to exhibit 3(a)
                 to the Company's Quarterly Report on Form 10-Q, dated November 13, 1996).

         4.2     Amended and restated Bylaws of the Company (incorporated by reference to Exhibit 3(b) to the Company's
                 Quarterly Report on Form 10-Q, dated November 13, 1996).

         4.3     Specimen Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company's registration
                 Statement on Form 8-A, dated October 25, 1984, SEC File No. 1-7210).

         4.4     Amended and Restated Rights Agreement between the Company and UMB Bank, N.A. as Rights Agent
                 (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K, dated November 22,
                 1996).

         4.5     Description of Rights to Purchase Common Stock (incorporated by reference to Item 1 to the Company's
                 Registration Statement on Form 8-A/A, dated November 22, 1996).

         4.6     Republic Group Incorporated Employee Stock Purchase Plan.

         5.1     Opinion of Locke Purnell Rain Harrell (A Professional Corporation).

         23.1    Consent of Arthur Andersen LLP.

         23.2    Consent of Locke Purnell Rain Harrell (A Professional Corporation) (included in Exhibit 5.1).

         24.1    Powers of Attorney (included on signature pages).